SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2006

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Crittenden Lane Mountain View, CA	94043-1351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 8, 2006, Silicon Graphics, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of title 11, United States Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Court”) (Case Nos. 06-10977 (ALG) through 06-10990 (ALG)). The Debtors will continue to operate their business as “debtors-in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On May 10, 2006, the Company, Silicon Graphics Federal, Inc. and Silicon Graphics World Trade Corporation (collectively, the “Borrowers”) entered into a Post-Petition Loan and Security Agreement dated as of Mary 8, 2006 (the “DIP Agreement”) with Quadrangle Master Funding Ltd., Watershed Technology Holdings, LLC and Encore Fund, L.P. (collectively, the “Lenders”). The DIP Agreement provides a term loan to the Borrowers in the aggregate amount of $70,000,000 and is secured by certain assets of the Borrowers. The interest rate under the DIP Agreement is the per annum rate equal to the greater of (i) the rate of interest published in the Wall Street Journal from time to time as the “Prime Rate” plus seven percentage points and (ii) 250 basis points higher than the rate at which cash interest is then payable under the DIP Agreement, provided that upon an event of default, the then current interest rate under the DIP Agreement is increased by two percentage points.

In any fiscal year in which any sale or disposition by the Borrower or any of their subsidiaries of property or assets (other than sales of inventory or equipment in the ordinary course of business) exceeds $500,000, the Borrowers are required to pay 100% of the net proceeds from any such sale or disposition to the Lender as prepayment on the outstanding obligations under the DIP Agreement. In any fiscal year in which the Borrowers have extraordinary receipts in excess of $250,000, the Borrowers are required to pay 100% such excess to the Lender as prepayment on the outstanding obligations under the DIP Agreement.

The DIP Agreement terminates and all outstanding borrowed amounts under the DIP Agreement become due on the earliest to occur of (i) the date that is 180 days after the closing date of the DIP Agreement, (ii) the consummation of the Debtors’ plan of reorganization in their chapter 11 cases, (iii) the date of the occurrence of an event of default under the DIP Agreement, (iv) the date of any decision by the board of directors of any Borrower to proceed with the sale or liquidation of any Borrower without the consent of all of the Lenders, or (v) the date the Borrowers pay all of the required Lenders in full and terminate the term loan under the DIP Agreement, unless terminated earlier in accordance with the terms of this DIP Agreement.

The foregoing description of the DIP Agreement is qualified in its entirety by reference to the DIP Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

On May 10, 2006, the Company issued a press release announcing that the Court had granted interim approval of the DIP Agreement. A copy of the press release is incorporated herein by reference and attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the DIP Agreement is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under of Off-Balance Sheet Arrangement.

The filing of the Debtors’ chapter 11 cases described in Item 1.01 above constitute an event of default under the Company’s 6.50% Senior Secured Convertible Notes due June 1, 2009 and the Company’s 11.75% Senior Secured Notes due June 1, 2009 and the Company’s credit facility with Wells Fargo Foothill, Inc. and Ableco Finance LLC. The Debtors believe that any remedies which may exist related to this event of default under such indentures and agreements are stayed under the Bankruptcy Code.

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s future financial position and results, are forward-looking statements. Factors that might cause such a difference in results include, but are not limited to: the effects of our chapter 11 filing; our ability to maintain adequate liquidity; our ability to obtain and maintain normal terms with customers, suppliers and service providers; our ability to continue as a going concern; our ability to operate pursuant to the terms of our credit agreement; our ability to obtain Bankruptcy Court approval and any other required approvals with respect to motions in the chapter 11 case prosecuted by us from time to time; our ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to our chapter 11 case; risks associated with third parties seeking and obtaining Court approval to either terminate or shorten the exclusivity period that we have to propose and confirm one or more plans of reorganization; risks associated with third parties seeking and obtaining Court approval to appoint a chapter 11 trustee; risks associated with third parties seeking and obtaining Court approval to convert the chapter 11 filing to a chapter 7 filing; our ability to maintain contracts that are critical to our operation; our ability to conclude our exploration of strategic alternatives; risks associated with the volatility of our stock price; risks associated with the timely development, production and acceptance of new products and services; increased competition; dependence on third party partners and suppliers; the failure to achieve expected product mix and revenue levels; failure to manage costs and generate improved operating results and cash flows; failure to maintain compliance with debt covenants; and failure to maintain adequate cash resources for the operation of the business. Additionally, due to material uncertainties, it is not possible to predict the length of time we will operate under chapter 11 protection, the outcome of the proceeding in general, whether we will continue to operate under our current organizational structure, or the effect of the proceeding on our businesses and the interests of various creditors and security holders.

All information set forth herein is current as of the date of this Current Report on Form 8-K. The Company undertakes no duty to update any statement in light of new information or future events. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s SEC filings, including, but not limited to, its Form 10-Q for the quarter ended December 30, 2005.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Post-Petition Loan and Security Agreement dated May 8, 2006.

99.1	Press Release dated May 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: May 11, 2006	By:	/s/ Barry Weinert
Barry Weinert
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Post-Petition Loan and Security Agreement dated May 8, 2006.

99.1	Press Release dated May 10, 2006.